PacBio Announces Fourth Quarter and Fiscal Year 2022 Financial Results

Menlo Park, Calif. – February 16, 2023 – PacBio (NASDAQ: PACB) today announced financial results for the quarter and fiscal year ended December 31, 2022.

Fourth quarter results

•

Received record orders in the fourth quarter, including orders for 96 instruments, which included orders for 76 Revio systems from 43 customers across 13 countries and representing a broad set of applications.

•	Revenue of $27.4 million, a 24% decrease compared with $36.0 million in the prior year period.
•	Instrument revenue of $6.1 million, compared with $16.2 million in the prior-year period.
•

Consumables revenue of $16.7 million compared with $15.0 million in the prior year period. Sequel II and IIe consumables represented approximately 94% of our total consumable revenue in the fourth quarter of 2022, with the rest from older systems and other consumables.

•	Service and other revenue of $4.6 million compared with $4.8 million in the prior year period.
•	Delivered 18 Sequel IIe systems, compared with 48 Sequel II/IIe systems in the prior year period.
•	Installed base of 512 Sequel II/IIe systems as of December 31, 2022, compared with 374 as of December 31, 2021.

Gross profit for the fourth quarter of 2022 was $5.1 million, representing a 69% decrease compared with $16.8 million for the fourth quarter of 2021 and a gross margin of 19% in the fourth quarter of 2022 compared to 47% for the fourth quarter of 2021. Non-GAAP gross profit for the fourth quarter of 2022 was $5.3 million and represented a non-GAAP gross margin of 19% in the fourth quarter of 2022, compared to 47% for the fourth quarter of 2021 (see accompanying tables for reconciliations of GAAP and non-GAAP measures).

Operating expenses totaled $92.2 million for the fourth quarter of 2022, compared to $81.4 million for the fourth quarter of 2021. Non-GAAP operating expenses totaled $87.6 million for the fourth quarter of 2022, compared to $79.9 million for the fourth quarter of 2021. Operating expenses for the fourth quarter of 2022 and the fourth quarter of 2021 included non-cash share-based compensation of $16.8 million and $17.5 million, respectively.

Net loss for the fourth quarter of 2022 was $84.4 million, compared to a net loss of $69.3 million for the fourth quarter of 2021. Non-GAAP net loss was $79.6 million for the fourth quarter of 2022, compared to $66.4 million for the prior-year period.

Net loss per share for the fourth quarter of 2022 was $0.37 compared to net loss per share of $0.31 for the fourth quarter of 2021. Non-GAAP net loss per share for the fourth quarter of 2022 was $0.35 compared to $0.30 for the fourth quarter of 2021.

GAAP and non-GAAP gross profit, net loss, and net loss per share in the fourth quarter reflect loss on purchase commitments and adjustments for excess inventory totaling approximately $7.1 million primarily related to a faster-than-expected ramp in Revio demand, which resulted in a faster-than-expected decline in Sequel II/IIe demand upon the launch of Revio.

Cash, cash equivalents, and investments, excluding short- and long-term restricted cash, at December 31, 2022, totaled $772.3 million, compared to $1,044.4 million at December 31, 2021.

Fiscal year 2022 results

•	Revenue of $128.3 million, a 2% decrease compared with $130.5 million in 2021.
•	Placed 138 Sequel II/IIe systems during the year compared to 171 Sequel II/IIe systems placed in 2021.
•	Instrument revenue of $48.7 million compared with $61.3 million in 2021.
•	Consumables revenue of $60.0 million compared with $52.2 million in 2021.
•	Service and other revenue of $19.6 million compared with $17.0 million in 2021.

Gross profit for 2022 was $49.0 million, representing a 17% decrease compared with $58.9 million for 2021 and gross margin of 38% compared to 45% for 2021. Non-GAAP gross profit for 2022 was $49.8 million and represented a non-GAAP gross margin of 39%, compared to 45% for 2021.

Operating expenses totaled $356.2 million, compared to $269.3 million for 2021. Non-GAAP operating expenses totaled $353.7 million, compared to $236.9 million for 2021. Operating expenses for 2022 and 2021 included non-cash share-based compensation of $73.8 million and $67.2 million, respectively. Excluding merger-related expenses, non-GAAP operating expenses included non-cash share-based compensation of $73.8 million in 2022 compared to $55.7 million in 2021.

Net loss for 2022 was $314.2 million, compared to a net loss of $181.2 million for 2021. Non-GAAP net loss was $311.0 million, compared to $190.0 million for 2021.

Net loss per share for 2022 was $1.40, compared to net loss per share of $0.89 for 2021. Non-GAAP net loss per share for 2022 was $1.38 compared to $0.93 for 2021.

Updates since our last earnings release

•

Celebrated long-read sequencing being named Nature Methods' "Method of the Year 2022," recognizing the impact of long-read sequencing in various groundbreaking studies, including those leveraging PacBio.

•	Shipped our first early access Revio system to the Broad Institute and expect to commence commercial Revio shipments in March 2023.
•

Delivered Onso to three beta customers, including the Broad Institute, Corteva Agriscience, and Weill Cornell Medical College, and remain on track to begin commercialization of Onso in the second quarter of 2023.

•	Announced plans to expand MAS-Seq technology to 16S rRNA and bulk RNA-Seq solutions, which can expand throughput in these applications by up to 16-fold through short fragment concatenation.
•

Introduced the PacBio Compatible program designed to make PacBio sequencing more accessible, which includes partners across all ends of the sequencing workflow, from automation and sample and library prep to secondary and tertiary analysis tools.

•

Announced a collaboration with the University of Tokyo Graduate School of Medicine to study the use of long-read sequencing and novel bioinformatics methods in the hopes of better understanding the genetic causes of certain rare diseases in individuals and cohorts within the Japanese population.

•

Announced HiFi sequencing technology will be used in a pilot project for the Children's Rare Disease Cohorts Initiative (CRDC) at Boston Children's Hospital to investigate genetic and epigenetic variants associated with rare pediatric diseases.

•	Raised approximately $201 million in gross proceeds in an upsized public offering of common stock in January 2023.

"The year is off to an excellent start with a strong Revio order book and continued customer enthusiasm for the new product," said Christian Henry, President, and Chief Executive Officer. "Momentum is clearly building for highly accurate, long-read solutions, with Nature Methods naming long-read sequencing its 'Method of the Year' and studies like the preprint from All of Us researchers concluding that we should continue developing population-scale cohorts sequenced with long-reads only."

Quarterly Conference Call Information

Management will host a quarterly conference call to discuss its fourth quarter ended December 31, 2022, results today at 4:30 p.m. Eastern Time. Investors may listen to the call by dialing 866-652-5200, or if outside the U.S., by dialing 412-317-6060, and request to join the "PacBio Q4 Earnings Call." The call will be webcast live and will be available for replay at PacBio's website at https://investor.pacificbiosciences.com.

About PacBio

Pacific Biosciences of California, Inc. (NASDAQ: PACB) is a premier life science technology company that is designing, developing, and manufacturing advanced sequencing solutions to help scientists and clinical researchers resolve genetically complex problems. Our products and technology under development stem from two highly differentiated core technologies focused on accuracy, quality, and completeness, which include our existing HiFi long-read sequencing and our emerging SBB® short-read sequencing technologies. Our products address solutions across a broad set of research applications, including human germline sequencing, plant and animal sciences, infectious disease and microbiology, oncology, and other emerging applications. For more information, please visit www.pacb.com and follow @PacBio.

PacBio products are provided for Research Use Only. Not for use in diagnostic procedures.

Statement regarding use of non‐GAAP financial measures

The Company reports non‐GAAP results for basic and diluted net income and loss per share, net income, net loss, gross margins, gross profit and operating expenses in addition to, and not as a substitute for, or because it believes that such information is superior to, financial measures calculated in accordance with GAAP. The Company believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of the Company's non-GAAP financial measures as tools for comparison.

The Company's financial measures under GAAP include substantial charges such as merger related expenses, and others that are listed in the itemized reconciliations between GAAP and non‐GAAP financial measures included in this press release. The amortization of intangible assets excluded from GAAP financial measures relates to acquired intangible assets that were recorded as part of the purchase accounting this year. Such intangible assets contribute to revenue generation and its amortization will recur in future periods until they are fully amortized. Management has excluded the effects of these items in non‐GAAP measures to assist investors in analyzing and assessing past and future operating performance. In addition, management uses non-GAAP measures to compare the Company's performance relative to forecasts and strategic plans and to benchmark its performance externally against competitors.

The Company has not reconciled the forward-looking non-GAAP gross margin and non-GAAP operating expenses to the most directly comparable GAAP measures because we cannot predict with reasonable certainty and without unreasonable effort certain costs, the most significant of which are certain fair value measurements, acquisition-related items, including future amortization of developed technology, and others that may arise during the year, each of which are potential adjustments to future earnings. The Company expects the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non‐GAAP information and the reconciliation between these presentations, to more fully understand its business. A reconciliation of the Company's historical non-GAAP financial measures to their most directly comparable financial measure stated in accordance with GAAP has been provided in the financial statement tables included in this press release.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including statements relating to the future availability, uses, accuracy, coverage, advantages, quality or performance of, or benefits or expected benefits of using, PacBio products or technologies, including Revio and Onso; expectations with respect to development and shipment timeframes or the fulfillment of customer orders; expectations with respect to our collaborations, and other future events. Reported results and orders for Revio should not be considered an indication of future performance. You should not place undue reliance on forward-looking statements because they are subject to assumptions, risks, and uncertainties that could cause actual outcomes and results to differ materially from currently anticipated results. These risks include, but are not limited to, challenges inherent in developing, manufacturing, launching, marketing and selling new products, and achieving anticipated new sales; Onso is in beta testing; neither Revio nor Onso are commercially available yet and remain subject to additional development and validation; potential cancellation of existing instrument orders; potential product performance and quality issues and potential delays in development and commercialization timelines; assumptions, risks and uncertainties related to the ability to attract new customers and retain and grow sales from existing customers; rapidly changing technologies and extensive competition in genomic sequencing that could make the products PacBio is developing obsolete or non-competitive; supply chain risks; successfully completing development of a product that is not yet commercially available; customers and prospective customers curtailing or suspending activities utilizing PacBio's products; the impact of U.S. export restrictions on the shipment of PacBio products to certain countries; the possible loss of key employees, customers, or suppliers; third-party claims alleging infringement of patents and proprietary rights or seeking to invalidate PacBio's patents or proprietary rights; and other risks associated with macroeconomic conditions such as uncertain capital markets, pandemic-related lockdowns, heightened inflation, war in Europe, and international operations. Additional factors that could materially affect actual results can be found in PacBio's most recent filings with the Securities and Exchange Commission, including PacBio's most recent reports on Forms 8-K, 10-K, and 10-Q, and include those listed under the caption "Risk Factors." These forward-looking statements are based on current expectations and speak only as of the date hereof; except as required by law, PacBio disclaims any obligation to revise or update these forward-looking statements to reflect events or circumstances in the future, even if new information becomes available.

The condensed consolidated financial statements that follow should be read in conjunction with the notes set forth in PacBio's Annual Report on Form 10-K when filed with the Securities and Exchange Commission.

Contacts

Investors:

Todd Friedman

650.521.8450

ir@pacb.com

Media:

Lizelda Lopez
pr@pacb.com

Pacific Biosciences of California, Inc.

Unaudited Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenue:
Product revenue	$22,771	$31,167	$108,699	$113,505
Service and other revenue	4,582	4,852	19,605	17,008
Total revenue	27,353	36,019	128,304	130,513
Cost of revenue:
Cost of product revenue	15,045	14,909	60,932	56,358
Cost of service and other revenue	3,280	4,161	13,899	14,989
Amortization of intangible assets	183	183	733	306
Loss on purchase commitment	3,705	—	3,705	—
Total cost of revenue	22,213	19,253	79,269	71,653
Gross profit	5,140	16,766	49,035	58,860
Operating expense:
Research and development	42,623	42,576	193,000	112,899
Sales, general and administrative	45,003	37,320	160,854	124,124
Merger-related expenses (1)	—	403	—	31,129
Change in fair value of contingent consideration (2)	4,598	1,143	2,377	1,143
Total operating expense	92,224	81,442	356,231	269,295

Operating loss	(87,084)	(64,676)	(307,196)	(210,435)
Loss from Continuation Advances from Illumina	—	—	—	(52,000)
Interest expense	(3,648)	(3,479)	(14,690)	(12,530)
Other income, net	6,348	1	7,638	93
Loss before expense (benefit) from income taxes	(84,384)	(68,154)	(314,248)	(274,872)
Expense (benefit) from income taxes (3)	—	1,175	—	(93,649)
Net loss	$(84,384)	$(69,329)	$(314,248)	$(181,223)

Net loss per share:
Basic	$(0.37)	$(0.31)	$(1.40)	$(0.89)
Diluted	$(0.37)	$(0.31)	$(1.40)	$(0.89)

Shares used in computing net loss per share:
Basic	226,241	220,730	224,550	204,136
Diluted	226,241	220,730	224,550	204,136

__________

(1)

Merger-related expenses during the three months ended December 31, 2021 consisted of transaction costs arising from the acquisitions of Omniome and Circulomics. Merger-related expenses during the twelve months ended December 31, 2021 consisted of $12.2 million in transaction costs arising from the acquisitions of Omniome and Circulomics and $18.9 million in share-based compensation expense resulting from the acceleration of certain equity awards in connection with the Omniome merger.

(2)

Change in fair value of contingent consideration during the three months and twelve months ended December 31, 2022 and 2021 was due to fair value adjustments of milestone payments payable upon the commercialization of acquired IPR&D.

(3)

Deferred income tax expense during the three months ended December 31, 2021 was due to an adjustment made to the valuation allowance in connection with the Omniome acquisition. Deferred income tax benefit during the twelve months ended December 31, 2021 was due to the release of the valuation allowance for deferred tax assets due to the recognition of deferred tax liabilities in connection with the Omniome and Circulomics acquisitions.

Pacific Biosciences of California, Inc.

Unaudited Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

_________

__________

	Three Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021
Revenue:
Product revenue	$22,771	$27,509	$31,167
Service and other revenue	4,582	4,802	4,852
Total revenue	27,353	32,311	36,019
Cost of revenue:
Cost of product revenue	15,045	15,568	14,909
Cost of service and other revenue	3,280	3,012	4,161
Amortization of intangible assets	183	184	183
Loss on purchase commitment	3,705	—	—
Total cost of revenue	22,213	18,764	19,253
Gross profit	5,140	13,547	16,766
Operating expense:
Research and development	42,623	47,092	42,576
Sales, general and administrative	45,003	36,795	37,320
Merger-related expenses (1)	—	—	403
Change in fair value of contingent consideration (2)	4,598	4,280	1,143
Total operating expense	92,224	88,167	81,442

Operating loss	(87,084)	(74,620)	(64,676)
Interest expense	(3,648)	(3,664)	(3,479)
Other income, net	6,348	1,313	1
Loss before expense from income taxes	(84,384)	(76,971)	(68,154)
Expense from income taxes (3)	—	—	1,175
Net loss	$(84,384)	$(76,971)	$(69,329)

Net loss per share:
Basic	$(0.37)	$(0.34)	$(0.31)
Diluted	$(0.37)	$(0.34)	$(0.31)

Shares used in computing net loss per share:
Basic	226,241	225,123	220,730
Diluted	226,241	225,123	220,730

__________

(1)	Merger-related expenses for the three months ended December 31, 2021 consisted of transaction costs arising from the acquisitions of Omniome and Circulomics.
(2)

Change in fair value of contingent consideration during the three months ended December 31, 2022, September 30, 2022, and December 31, 2021 was due to fair value adjustments of milestone payments payable upon the commercialization of acquired IPR&D.

(3)	Deferred income tax expense during the three months ended December 31, 2021 was due to an adjustment made to the valuation allowance in connection with the Omniome acquisition.

Pacific Biosciences of California, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2022	2021
Assets
Cash and investments	$772,318	$1,044,400
Accounts receivable, net	18,786	24,241
Inventory, net	50,381	24,599
Prepaid and other current assets	10,289	7,394
Property and equipment, net	41,580	32,504
Operating lease right-of-use assets, net	39,763	46,617
Restricted cash	3,222	5,092
Intangible assets, net	410,245	410,979
Goodwill	409,974	409,974
Other long-term assets	10,528	1,170
Total Assets	$1,767,086	$2,006,970

Liabilities and Stockholders' Equity
Accounts payable	$12,028	$11,002
Accrued expenses	32,596	36,261
Deferred revenue	32,292	36,026
Operating lease liabilities	49,956	57,680
Contingent consideration liability	172,094	169,717
Convertible senior notes, net	896,683	896,067
Other liabilities	8,533	9,230
Stockholders' equity	562,904	790,987
Total Liabilities and Stockholders' Equity	$1,767,086	$2,006,970

Pacific Biosciences of California, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except per share amounts)  _

________

__________

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021

GAAP net loss	$(84,384)	$(76,971)	$(69,329)	$(314,248)	$(181,223)
Merger-related expenses (1)	—	—	403	—	31,129
Income tax expense (benefit) resulting from acquisitions (2)	—	—	1,175	—	(93,649)
Fair value adjustment to Circulomics inventory at acquisition date	—	—	—	—	183
Change in fair value of contingent consideration (3)	4,598	4,280	1,143	2,377	1,143
Amortization of intangible assets	228	228	226	913	380
Loss from Continuation Advances from Illumina	—	—	—	—	52,000
Non-GAAP net loss	$(79,558)	$(72,463)	$(66,382)	$(310,958)	$(190,037)

GAAP net loss per share	$(0.37)	$(0.34)	$(0.31)	$(1.40)	$(0.89)
Merger-related expenses (1)	—	—	—	—	0.15
Income tax benefit resulting from acquisitions (2)	—	—	0.01	—	(0.46)
Change in fair value of contingent consideration (3)	0.02	0.02	0.01	0.01	0.01
Amortization of intangible assets	—	—	—	—	—
Loss from Continuation Advances from Illumina	—	—	—	—	0.25
Other adjustments and rounding differences	—	—	(0.01)	0.01	0.01
Non-GAAP net loss per share	$(0.35)	$(0.32)	$(0.30)	$(1.38)	$(0.93)

GAAP gross profit	$5,140	$13,547	$16,766	$49,035	$58,860
Fair value adjustment to Circulomics inventory at acquisition date	—	—	—	—	183
Amortization of intangible assets	183	184	183	733	306
Non-GAAP gross profit	$5,323	$13,731	$16,949	$49,768	$59,349

GAAP gross profit %	19%	42%	47%	38%	45%

Non-GAAP gross profit %	19%	42%	47%	39%	45%

GAAP total operating expense	$92,224	$88,167	$81,442	$356,231	$269,295
Merger-related expenses (1)	—	—	(403)	—	(31,129)
Change in fair value of contingent consideration (3)	(4,598)	(4,280)	(1,143)	(2,377)	(1,143)
Amortization of intangible assets	(45)	(44)	(43)	(180)	(74)
Non-GAAP total operating expense	$87,581	$83,843	$79,853	$353,674	$236,949

__________

(1)

Merger-related expenses consisted of transaction costs arising from the acquisitions of Omniome and Circulomics and share-based compensation expense resulting from the acceleration of certain equity awards in connection with the Omniome merger.

(2)

A deferred income tax expense (benefit) was related to the release of the valuation allowance for deferred tax assets due to the recognition of deferred tax liabilities in connection with the Omniome and Circulomics acquisitions.

(3)	Change in fair value of contingent consideration was related to fair value adjustments of milestone payments payable upon the commercialization of acquired IPR&D.